SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                 August 31, 2000
                         (Date of earliest event reported)




                           CITIZENS COMMUNICATIONS COMPANY
               (Exact name of Registrant as specified in charter)



          Delaware                    001-11001              06-0619596
(State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                   Identification No.)



3 High Ridge Park, P.O. Box 3801, Stamford, Connecticut        06905
-------------------------------------------------------        -----
(Address of principal executive offices)                   (Zip Code)



                                 (203) 614-5600
               (Registrant's telephone number, including area code)


                          No change since last report
             (Former name or address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets.

     On June 30, 2000 and August 31, 2000, Citizens Communications completed the purchase of approximately 61,000 and 133,000 telephone access lines in Nebraska and Minnesota, respectively, from GTE Corp. (now Verizion Communications). The consideration for the Nebraska asset purchase totaled $205.4 million and the consideration for the Minnesota asset purchase totaled $432.7 million. The purchase price for each of these purchases was determined as a result of an arm's length negotiation between the parties. These amounts are subject to purchase price adjustments as defined in the asset purchase agreements for these transactions which were filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 1999. The aggregate consideration for these acquisitions constitutes a significant amount of Citizens Communications' assets. Citizens Communications funded these purchases with proceeds from commercial paper issuances and the liquidation of a portion of its investment portfolio. Citizens Communications intends to file the required financial statements not later than 60 days after the date hereof.

Item 7. Financial Statements, Exhibits.

        (c)     Exhibits

                99.1 Press release of Citizens Communications Company released June 30, 2000 announcing the closing of the of the Nebraska asset purchase from GTE Corp. (now Verizon Communications).

                99.2 Press release of Citizens Communications Company released September 5, 2000 announcing the closing of the of the Minnesota asset purchase from GTE Corp. (now Verizon Communications).

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CITIZENS COMMUNICATIONS COMPANY
                                      Registrant




                                     By:/s/ Robert J. Larson
                                     -------------------------------
                                     Robert J. Larson
                                     Vice President and Chief Accounting Officer






Date:    September 15, 2000